Exhibit 23.1
Drake & Klein CPAs
A PCAOB Registered Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-8, dated April 27, 2012, of our audit report dated January 13, 2012, relative to the financial statements of Bulova Technologies, Inc. as of September 30, 2011 and 2010 and for each of the years then ended, as included in Form 10-K, filed on January 13, 2012 and Form 10-K/A, filed on February 3, 2012, both of which are incorporated by reference in this registration statement.

We also consent to the reference to our firm under the caption "Legal Opinion and Experts" in such Registration Statement.

On January 1 2012, the audit firm of Randall N. Drake CPA, PA changed its name to Drake & Klein CPAs. The change was reported to the PCAOB as a change of name.  This is not a change of auditors for the Company.

/s/ Drake & Klein CPAs

Drake & Klein CPAs
f/k/a Randall N Drake CPA PA
Clearwater, Florida
April 27, 2012

PO Box 2493	2451 McMullen Booth Rd.
Dunedin, FL 34697-2493	Suite 210
727-512-2743	Clearwater, FL 33759-1362